Exhibit 99.2

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/CMO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-256-1193 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/CMO

Capstead Mortgage Corporation Special Meeting of Common Stockholders For Stockholders of record as of August 26, 2021

TIME:	Friday, October 15, 2021, 09:00 AM, Central Daylight Time
PLACE:	To be held virtually -- please visit www.proxydocs.com/CMO for additional information on virtual meeting registration.

This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Phillip A. Reinsch and Lance J. Phillips (collectively the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Capstead Mortgage Corporation which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF (A) THE NOTICE OF SPECIAL MEETING OF CAPSTEAD COMMON STOCKHOLDERS TO BE HELD ON OCTOBER 15, 2021, AND (B) THE ACCOMPANYING PROXY STATEMENT.

This proxy is revocable. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE CAPSTEAD MERGER PROPOSAL, “FOR” THE CAPSTEAD NON-BINDING COMPENSATION ADVISORY PROPOSAL AND “FOR” THE CAPSTEAD ADJOURNMENT PROPOSAL. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Common Stockholders of Capstead to Be Held on October 15, 2021: The proxy statement is available on the Internet at www.proxydocs.com/CMO. On this site, you will be able to access the proxy statement and any amendments or supplements to the proxy statement that are required to be furnished to stockholders.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Capstead Mortgage Corporation
 Special Meeting of Common Stockholders

Please make your marks like this: ☒  Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	FOR	YOUR VOTE AGAINST	ABSTAIN	BOARD OF DIRECTORS RECOMMENDS

1.
To consider and vote on a proposal (the "Capstead Merger Proposal") to approve the merger of Capstead Mortgage Corporation, a Maryland corporation ("Capstead"), with and into Rodeo Sub I, LLC, a Maryland limited liability company ("Merger Sub"), with Merger Sub continuing as the surviving entity, and the other transactions contemplated in connection therewith (collectively, the "Merger"), pursuant to that certain Agreement and Plan of Merger, dated as of July 25, 2021, as such agreement may be amended or modified from time to time, by and among Benefit Street Partners Realty Trust, Inc., a Maryland corporation ("BSPRT"), Merger Sub, Capstead and Benefit Street Partners L.L.C., a Delaware limited liability company and the external advisor of BSPRT, a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this proxy card.
		☐	☐	☐	FOR

2.
To consider and vote on a non-binding advisory proposal to approve the compensation that may be paid or become payable to Capstead's named executive officers that is based on or otherwise relates to the Merger (the "Capstead Non-Binding Compensation Advisory Proposal").
		☐	☐	☐	FOR

3.
To consider and vote on a proposal to approve the adjournment of the special meeting of common stockholders of Capstead, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Capstead Merger Proposal (the "Capstead Adjournment Proposal").
		☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/CMO
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date